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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in Registration Statement No. 333-05679 of Outdoor Systems, Inc. on Form S-8 of our report dated March 21, 1997, except for Note 10 as to which the date is May 1, 1997, on our audits of the financial statements of National Advertising Company as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which report is included in this Current Report on Form 8-K of Outdoor Systems, Inc.








COOPERS & LYBRAND L.L.P.
Chicago, Illinois
August 28, 1997